CURO Group Holdings Corp. to Offer $700 Million of Senior Secured Notes
WICHITA, Kan.—July 13, 2021—CURO Group Holdings Corp. (NYSE: CURO) (“CURO” or the “Company”) announced today that, subject to market and other conditions, it intends to offer $700 million in aggregate principal amount of its senior secured notes due 2028 (the “notes”) in a private placement to qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and to non-U.S. persons in accordance with Regulation S under the Securities Act.

The interest rate and other terms will be determined at the time of pricing of the offering, subject to market and other conditions. The notes will be guaranteed by certain of the Company’s existing and future domestic subsidiaries. The notes will be secured by liens on substantially all of the Company’s and the guarantors’ assets, subject to certain exceptions and permitted liens.

The net proceeds from the sale of the notes, together with cash on hand, will be used to (i) redeem the Company’s outstanding 8.250% senior secured notes due 2025 and (ii) pay fees, expenses, premiums and accrued interest in connection therewith.

The notes and the guarantees thereof will not be registered under the Securities Act or any state securities laws and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act and applicable state securities laws. This press release does not constitute an offer to sell or the solicitation of an offer to buy the notes or any other securities, nor will there be any sale of notes or any other securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction. Any offers of the notes will be made only by means of a private offering memorandum. This press release is being issued pursuant to and in accordance with Rule 135c under the Securities Act. This press release contains information about pending transactions, and there can be no assurance that these transactions will be completed.

Forward-Looking Statements

This press release contains forward-looking statements. These forward-looking statements include statements regarding projections, estimates and assumptions about the aggregate amount of the note offering and other terms and use of proceeds. In addition, words such as “guidance,” “estimate,” “anticipate,” “believe,” “forecast,” “step,” “plan,” “predict,” “focused,” “project,” “is likely,” “expect,” “intend,” “should,” “will,” “confident,” variations of such words and similar expressions are intended to identify forward-looking statements. The ability to achieve these forward-looking statements is based on certain assumptions, judgments and other factors, both within and outside of our control, that could cause actual results to differ materially from those in the forward-looking statements, including: changes in market conditions for bond offerings and other macro-economic conditions; errors in our internal forecasts; the effects of competition on the company’s business; our ability to attract and retain customers; market, financial, political and legal conditions; actions of regulators and the negative impact of those actions on our business; the future impact of COVID-19 pandemic or any other similar wide-spread event on the company’s business and the global economy; our dependence on third-party lenders to provide the cash we need to fund our loans and our ability to affordably access third-party financing; our level of indebtedness; our ability to integrate acquired businesses; our ability to protect our proprietary technology and analytics and keep up with that of our competitors; disruption of our information technology systems that adversely affect our business operations; ineffective pricing of the credit risk of our prospective or existing customers; inaccurate information supplied by customers or third parties that could lead to errors in judging customers’ qualifications to receive loans; improper disclosure of customer personal data; failure of third parties who provide products, services or support to us; any failure of third-party lenders upon whom we rely to conduct business in certain states; disruption to our relationships with banks and other third-party electronic payment solutions providers as well as other factors discussed in our filings with the Securities and Exchange Commission. These projections, estimates and assumptions may prove to be inaccurate in the future. These forward-looking statements are not guarantees of future performance and involve known and unknown risks and uncertainties that are difficult to predict with regard to timing, extent, likelihood and degree of occurrence. There may be additional risks that we presently do not know or that we currently believe are immaterial that could also cause actual results to differ from those contained in the forward-looking statements. Given these risks and uncertainties, investors should not place undue reliance on forward-looking statements as a prediction of actual future results. We undertake no obligation to update, amend or clarify any forward-looking statement for any reason.

About CURO

CURO Group Holdings Corp. (NYSE: CURO), serves the evolving needs of the financial consumer. In 1997, the Company was founded in Riverside, California by three Wichita, Kansas childhood friends to meet the growing consumer need for short-term loans. Their success led to opening stores across the United States, later expanding to offer online loans and financial services in the United States and Canada and now broadening into a full-spectrum consumer lender through the point-of-sale / buy-now-pay-later channel. CURO combines its market expertise with a fully integrated technology platforms, an omni-channel approach and advanced credit decisioning to provide an array of credit products across all mediums. CURO operates under a number of brands including Speedy Cash®, Rapid Cash®, Cash Money®, LendDirect®, Flexiti®, Avío Credit®, Opt+® and Revolve Finance®. With over 20 years of operating experience, CURO provides financial freedom to non-prime consumers.

Contacts

Investor Relations:
Roger Dean
Executive Vice President, Chief Financial Officer and Acting Chief Accounting Officer
Phone: 844-200-0342
Email: IR@curo.com

Or

Financial Profiles, Inc.
Curo@finprofiles.com

(CURO-NWS)